Exhibit 1.1

EXECUTION COPY

VENTAS REALTY, LIMITED PARTNERSHIP
VENTAS CAPITAL CORPORATION

$600,000,000 4.00% Senior Notes due 2019

UNDERWRITING AGREEMENT
Dated April 12, 2012

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Credit Agricole Securities (USA) Inc.

UBS Securities LLC

UNDERWRITING AGREEMENT

April 12, 2012

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Credit Agricole Securities (USA) Inc.

UBS Securities LLC

c/o

Merrill Lynch, Pierce, Fenner & Smith

Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Ventas Realty, Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), Ventas Capital Corporation, a Delaware corporation and a wholly owned subsidiary of the Operating Partnership (“Capital Corp.,” and, together with the Operating Partnership, the “Issuers”), and Ventas, Inc., a Delaware corporation (“Ventas”), agree with the underwriters listed in Schedule A hereto (the “Underwriters”), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Agricole Securities (USA) Inc.and UBS Securities LLC are acting as representatives (together, the “Representatives”) as set forth herein.  The Operating Partnership is wholly-owned, directly and indirectly through Ventas LP Realty, L.L.C., a Delaware limited liability company, by Ventas.  The Operating Partnership, Capital Corp. and Ventas are referred to herein sometimes individually as a “Ventas Entity” and collectively as the “Ventas Entities.”

The Issuers propose to issue and sell to the Underwriters $600,000,000 aggregate principal amount of 4.00% Senior Notes due 2019 (the “Notes”).  The Notes will be issued under an indenture dated as of September 19, 2006, as supplemented by a sixth supplemental indenture (the “Indenture”), among the Issuers, Ventas and U.S. Bank National Association, as trustee (the “Trustee”).  The Issuers’ obligations under the Notes and the Indenture will be fully and unconditionally guaranteed (the “Guarantee”) at the Closing Time (as defined in Section 2(b) hereof) by Ventas (the “Guarantor”).  All references herein to the Notes include the related Guarantee, unless the context otherwise requires.

SECTION 1.             Representations and Warranties.

(a)           Representations and Warranties by the Ventas Entities.  The Ventas Entities, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(iv) and as of the Closing Time referred to in Section 2(b) and agree with each Underwriter, as follows:

(i)            Registration Statement.  The Ventas Entities have prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-180521), which contains a base prospectus (the “Base

Prospectus”), to be used in connection with the public offering and sale of the Notes.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.”  Any preliminary prospectus supplement that describes the Notes and the offering thereof and is used prior to the filing of the Prospectus is hereafter called, together with the Base Prospectus, a “preliminary prospectus.”  The term “Prospectus” shall mean the final prospectus supplement relating to the Notes that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), together with the Base Prospectus.  Any reference herein to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Registration Statement, such Base Prospectus, any preliminary prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such Registration Statement, such Base Prospectus, any preliminary prospectus or Prospectus, as the case may be.

(ii)           Compliance with Registration Requirements.  The Registration Statement has become effective upon filing with the Commission under the Securities Act.  No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Ventas Entities, are contemplated or threatened by the Commission.

Each of the preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act.  Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness and at the date hereof, complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Indenture when filed complied in all material respects with the Trust Indenture Act and was duly qualified as an indenture under the Trust Indenture Act. The Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b) under the Securities Act and at the Closing Time (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Ventas Entities in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the Underwriter Information described as such in Section 6(b) hereof.  There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.  Any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

(iii)          Well-Known Seasoned Issuer.  (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto, if applicable, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) or determining compliance with Rule 405 under the Securities Act, and (iii) at the time Ventas or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Securities Act, Ventas was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, and Ventas has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.

(iv)          Disclosure Package.  The term “Disclosure Package” shall mean (i) the Base Prospectus and the preliminary prospectus, if any, as amended or supplemented, (ii) any issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as defined herein), which also shall be identified in Schedule B hereto.  As of 3:45 p.m. (New York City time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information relating to any Underwriter furnished to Ventas in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the Underwriter Information (as defined in Section 6(b) below).

(v)           Issuers Not Ineligible Issuers.  (i) At the earliest time after the filing of the Registration Statement relating to the Notes that the Issuers or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) and (ii) at the time of the most recent amendment thereto, if applicable, for the purposes of (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) determining compliance with Rule 405 under the Securities Act, the Issuers were not and neither is an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that either Issuer be considered an Ineligible Issuer.

(vi)          Issuer Free Writing Prospectuses.  Each issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), as of its issue date and at all subsequent times through the completion of the offering of Notes under this Agreement or until any earlier date that Ventas notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, Ventas has promptly notified and shall promptly notify the Representatives and has promptly amended or supplemented or shall promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished in writing to Ventas by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the Underwriter Information.

(vii)         Distribution of Offering Material by Ventas.  Ventas has not distributed and will not distribute, prior to the later of the Closing Time (as defined below) and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the preliminary prospectus, the Prospectus, the Disclosure Package, and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives or included in Schedule B hereto or the Registration Statement.

(viii)        No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(ix)          Capitalization. Ventas has an authorized capitalization of 600,000,000 shares of common stock, $0.25 par value (the “Common Stock”), and 10,000,000 shares of preferred stock, $1.00 par value.  All of the issued and outstanding shares of capital stock or other equity interests of Ventas have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right.  All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of Ventas have been duly and validly authorized and issued, are fully paid and (except in the case of general partnership interests) nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in each of the Disclosure Package and the Prospectus and except for third party interests in Subsidiaries of TH Merger Company, LLC (as successor to Cogdell Spencer Inc.), are owned by Ventas, directly or indirectly through one or more Subsidiaries, free and clear of all Liens other than Liens (i) that will be discharged at or prior to the Closing Time or (ii) that are described in each of the Disclosure Package and the Prospectus and secure indebtedness described in each of the Disclosure Package and the Prospectus.  There are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of any of the Significant Subsidiaries.  For purposes of this Agreement, “Significant Subsidiary” means any Subsidiary whose total assets or annualized revenues (when aggregated with those of its Subsidiaries) as of the date of this Agreement exceed 10% of the consolidated total assets or consolidated annualized revenues of Ventas and the Subsidiaries as of the date of this Agreement.  “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

(x)           Authorization of Indenture.  The Indenture has been duly authorized by the Issuers and the Guarantor and, at the Closing Time, will have been duly executed and delivered by the Issuers and the Guarantor and will be a legally binding and valid obligation of the Issuers and the Guarantor (assuming the due authorization, execution and delivery thereof by the Trustee), enforceable against the Issuers and the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

(xi)          Authorization of the Notes.  The Notes to be purchased by the Underwriters from the Issuers are in the form contemplated by the Indenture, have been duly authorized by the Issuers for issuance and sale pursuant to this Agreement and the Indenture, and at the Closing Time, will have been duly executed by the Issuers and, when authenticated in the manner provided for in the Indenture and delivered by the Issuers against payment by the Underwriters in accordance with the terms of this Agreement, will be legally binding and valid obligations of the Issuers (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the due authorization and delivery of the Notes by the Trustee in accordance with the Indenture), entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

(xii)         Authorization of the Guarantee.  The Guarantee is in the form contemplated by the Indenture, has been duly authorized by the Guarantor and, at the Closing Time, will have been executed by the Guarantor and, when the Notes are authenticated in the manner provided for in the Indenture and delivered by the Issuers against payment by the Underwriters in accordance with the terms of this Agreement and the Indenture, will be a legally binding and valid obligation of the Guarantor (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the due authorization and delivery of the Notes by the Trustee in accordance with the Indenture), enforceable against the Guarantor in accordance with its terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

(xiii)        Good Standing of Ventas and Its Subsidiaries; Power and Authority.  Each of Ventas and its (a) Significant Subsidiaries is a corporation, partnership, limited liability company or real estate investment trust duly organized and validly existing under the laws of the jurisdiction of its organization, (b) Subsidiaries has all requisite corporate, partnership, limited liability company or trust power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted, except where the failure to obtain any such license, authorization, consent and approval is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect (as defined below) and (c) Subsidiaries is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary except where failure to be so qualified and in good standing is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect (as defined below).  Each of the Ventas Entities has all requisite corporate, partnership, limited liability company or trust power and authority to execute, deliver and perform all of its obligations under this Agreement, the Notes and the Indenture (collectively, the “Note Documents”) to which it is a party and to consummate the transactions contemplated thereby to be consummated on its part, including, without limitation, the authority to issue, sell and deliver the Notes and to execute, deliver and perform all of its obligations under the Guarantee.  A “Material Adverse Effect” means any material adverse effect on the business, condition (financial or otherwise), results of operations, performance or properties of Ventas and the Subsidiaries, taken as a whole.

(xiv)        Authorization of this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by each of the Ventas Entities.

(xv)         Absence of Defaults and Conflicts.  Neither Ventas nor any Subsidiary is in violation of its charter, bylaws or other constitutive documents.  Except as described in each of the Disclosure Package and the Prospectus, none of Ventas or any Subsidiary is

(A) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”) or (B) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, which, in the case of clauses (A) and (B), individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.  There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by Ventas or any Subsidiary under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(xvi)        Absence of Defaults and Conflicts upon Consummation of Offering.  None of the issuance, offer or sale of the Notes by the Issuers, the execution, delivery or performance of the Note Documents by the Ventas Entities or the consummation by the Ventas Entities of the transactions contemplated by the Note Documents and described in each of the Disclosure Package and the Prospectus violates or will violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or result in the creation or imposition of a lien, charge, or encumbrance on any property or assets of Ventas or any Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of Ventas or any Subsidiary, (ii) any law, statute, rule or regulation applicable to Ventas or any Subsidiary or their respective assets or properties, (iii) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over Ventas or any Subsidiary or their respective assets or properties or (iv) any Agreements and Instruments, except, in the case of clauses (ii) and (iv), for such violations, conflicts, breaches, defaults, liens, charges or encumbrances that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.  No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by Ventas or any Subsidiary for the execution, delivery and performance by the Ventas Entities of the Note Documents to which they are a party, including the consummation of any of the transactions contemplated thereby, except such as have been or will be obtained or made at or prior to the Closing Time, including, without limitation, such as may be required by the Securities Act, state securities laws, blue sky laws and the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xvii)       Absence of Proceedings.  Except as set forth in each of the Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Ventas Entities, threatened or contemplated, to which any of Ventas or any Subsidiary is or may be a party or to which the business, assets or property of such person is or may be subject, that is, individually or in the aggregate, reasonably likely (i) to have a Material Adverse Effect, or (ii) to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by the Note Documents and each of the Disclosure Package and the Prospectus.  Except as set forth in each of the Disclosure Package and the Prospectus, there is (A) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of any of the Ventas Entities, that has been proposed by any governmental body or agency, domestic or foreign, and (B) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which Ventas or any Subsidiary is or may be subject that, in the case of clauses (A) and (B), is, individually or in the aggregate, (x) reasonably likely to have a Material Adverse Effect, or (y) reasonably likely to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by the Note Documents.  Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Notes that has been received by Ventas or any Subsidiary or their counsel prior to the date hereof has been, or will prior to the Closing Time be, complied with in all material respects.

(xviii)      Exchange Act Compliance.  Ventas is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(xix)        Absence of Labor Dispute.  Except as is not reasonably likely to have a Material Adverse Effect, no labor disturbance by the employees of Ventas or any Subsidiary exists or, to the knowledge of any of the Ventas Entities, is imminent.  None of the Ventas Entities is aware of any existing or imminent labor disturbance by the employees of Kindred Healthcare, Inc. that may reasonably be expected to result in a Material Adverse Effect.

(xx)         Environmental Laws.  Except as described in each of the Disclosure Package and the Prospectus, Ventas and each Subsidiary (A) is in compliance with, or not subject to costs or liabilities under, laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property (“Environmental Laws”), other than noncompliance or such costs or liabilities that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  All currently pending and, to the knowledge of any of the Ventas Entities, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental conditions by any governmental authority to which any of the Ventas Entities is subject that are reasonably likely to result in a Material Adverse Effect are accurately described in all material respects in each of the Disclosure Package and the Prospectus.

(xxi)        Possession of Licenses and Permits.  Ventas and each Subsidiary has (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an “Authorization”) necessary to engage in the business conducted by it in the manner described in each of the Disclosure Package and the Prospectus, except where the failure to hold such Authorizations is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, and (B) no knowledge that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where any such limitations, suspensions or revocations are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  All such Authorizations are valid and in full force and effect, and Ventas and each Subsidiary is in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xxii)       Title to Property.  Ventas and each Subsidiary has good and marketable title in fee simple or a ground leasehold interest in all items of real property described as owned by them in Ventas’s filings with the Commission, except for properties capitalized under capital leases, and good and marketable title to all personal property owned by each of them, in each case free and clear of all Liens, except (i) for Liens described in each of the Disclosure Package and the Prospectus and (ii) to the extent that the failure to have such title or the presence of such Liens is not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect.  Any real property and buildings held under lease by Ventas or any Subsidiary are held under valid, subsisting and enforceable leases, except to the extent that the failure to so hold such real property and buildings is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xxiii)      Authorization, etc. of Leases.  Each of Ventas’s and the Subsidiaries’ leases of real property, including the Master Leases (as defined below), has been duly authorized by one or more of Ventas and its Subsidiaries, as applicable, and is a valid and binding agreement of Ventas and/or any such Subsidiary, and, to the knowledge of Ventas and/or any such Subsidiary, each other party thereto, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and except, with respect to Ventas’s and the Subsidiaries’ leases (other than the Master Leases), as would not individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.  To the knowledge of any of the Ventas Entities, no lessee or sublessee of any portion of any of the properties owned or leased by Ventas and/or any Subsidiary is in default under its respective lease and there is no event that, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except as described in each of the Disclosure Package and the Prospectus and except for such defaults that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  The term “Master Leases” refers to the four second amended and restated master lease agreements, dated as of April 27, 2007, by and among the Operating Partnership and Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc.

(xxiv)     Qualification as a REIT.  Commencing with Ventas’s taxable year ended December 31, 1999, Ventas has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and Ventas’s current and proposed method of operation will enable Ventas to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(xxv)      Possession of Intellectual Property.  Each of Ventas and each Significant Subsidiary owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how, trademarks, service marks, trade names and other intellectual property (collectively, the “Intellectual Property”) necessary to conduct the businesses operated by it as described in each of the Disclosure Package and the Prospectus, except where the failure to own, possess or have the right to employ such Intellectual Property is not reasonably likely to have a Material Adverse Effect.  None of Ventas or any Subsidiary has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, is reasonably likely to have a Material Adverse Effect.  To the knowledge of each of the Ventas Entities, the use of the Intellectual Property in connection with the business and operations of Ventas and the Subsidiaries does not infringe on the rights of any person, except for such infringement as is not reasonably likely to have a Material Adverse Effect, and neither Ventas nor any Subsidiary has received any notice of, and otherwise has no knowledge of, any threatened or existing action, suit, proceeding or claim by any person challenging use of the Intellectual Property by Ventas and the Subsidiaries.

(xxvi)     Tax Returns and Payment of Taxes.  (A) All tax returns required to be filed by Ventas and each Subsidiary have been timely filed in all jurisdictions where such returns are required to be filed; (B) Ventas and each Subsidiary have paid all taxes, including, but not limited to, income, value added, property and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles (“GAAP”) or those currently payable without penalty or interest; and (C) Ventas and each Subsidiary has complied with all withholding tax obligations; except in the case of any of clause (A), (B) or (C), where the failure to make such required filings, payments or withholdings is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  Except as described in each of the Disclosure Package and the Prospectus, none of Ventas or any Subsidiary has knowledge of any material pro posed additional tax assessments against Ventas or any of the Subsidiaries or their assets or property.

(xxvii)    Certain ERISA Matters.  None of Ventas or any of the Subsidiaries has (A) any liability for any prohibited transaction, (B) failed to satisfy the minimum funding standard (within the meaning of Section 412 of the Code), whether or not waived, or (C) any liability for any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which Ventas or any Subsidiary makes or ever has made a contribution and in which any employee of Ventas or any Subsidiary is or has ever been a participant; except, in the case of any of clause (A), (B) or (C), where such liability or failure is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.  With respect to such plans, Ventas and each Subsidiary is in compliance with all applicable provisions of ERISA, except where the failure to be in compliance is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

(xxviii)   Investment Company Act.  No Ventas Entity is, nor upon the issuance and sale of the Notes as herein contemplated and any application of the net proceeds therefrom as described in each of the Disclosure Package and the Prospectus will be, an “investment company” or a company “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxix)     Insurance for Properties.  Each of Ventas and each Subsidiary maintains or causes to be maintained by the lessee under the leases for its properties or by the manager of its properties insurance covering its properties (including title to its properties), assets, operations, personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice and in Ventas’s reasonable judgment sufficient to protect Ventas and the Subsidiaries and their businesses.

(xxx)      Accounting and Other Controls.  Ventas maintains effective internal control over financial reporting as defined in the Exchange Act.  Each of Ventas and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that:  (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxxi)     No Material Weakness in Internal Controls.  Except as disclosed in each of the Disclosure Package and the Prospectus or in any document incorporated by reference therein, since the end of Ventas’s most recent audited fiscal year, there has been (i) no material weakness in Ventas’s internal control over financial reporting (whether or not remediated) and (ii) no change in Ventas’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Ventas’s internal control over financial reporting.

(xxxii)              No Material Adverse Change in Business.  As of December 31, 2011, neither Ventas nor any Subsidiary had incurred any material liabilities or obligations, direct or contingent, that were not set forth in Ventas’s consolidated balance sheet as of December 31, 2011, or in the notes thereto, incorporated by reference in each of the Disclosure Package and the Prospectus, or otherwise described therein, other than the performance by Ventas and each Subsidiary of their respective obligations under ordinary course executory contracts that are not in default, that would not reasonably be expected to have a Material Adverse Effect and that are not required by GAAP, as modified by the Securities Act and the Exchange Act to be disclosed on a regularly prepared balance sheet or in the notes thereto.  Since the respective dates as of which information is given in each of the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, (a) none of Ventas or any Subsidiary has (1) incurred any liability or obligation, direct or contingent, that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business or condition (financial or otherwise) of Ventas and the Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect and (c) there has not been any change in the long-term debt of Ventas or any of the Subsidiaries or in the authorized capitalization of Ventas.

(xxxiii)             Section 7 of the Exchange Act and Regulations T, U and X.  Neither Ventas nor any Subsidiary (or any agent thereof acting on its behalf other than the Underwriters, as to whom Ventas makes no representation or warranty) has taken, and none of them will take, any action that would cause this Agreement or the issuance or sale of the Notes to violate Section 7 of the Exchange Act or Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect, or as the same may hereafter be in effect, at the Closing Time.

(xxxiv)             Independent Accountants and Financial Statements.  Ernst & Young LLP is an independent registered public accounting firm with respect to Ventas, as required by the Securities Act and the Exchange Act.  The historical financial statements, together with the related financial schedules and notes thereto, included or incorporated by reference in each of the Disclosure Package and the Prospectus that relate to Ventas and the Subsidiaries present fairly in all material respects the consolidated financial position and results of operations of Ventas and the Subsidiaries at the respective dates and for the respective periods indicated.  Such historical financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented (except as disclosed in each of the Disclosure Package and the Prospectus).  The supporting schedules of Ventas and the Subsidiaries, if any, included or incorporated by reference in each of the Disclosure Package and the Prospectus that relate to Ventas and the Subsidiaries present fairly in all material respects in accordance with GAAP the information required to be stated therein and comply as to form in all material respects with the applicable accounting requirements of the Securities Act.  The pro forma financial statements and the related notes thereto included in the Disclosure Package and the Prospectus have been prepared on a basis consistent with such historical financial statements, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

All disclosures contained in the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.  The other financial and statistical information and data included or incorporated by reference in each of the Disclosure Package and the Prospectus relating to Ventas and the Subsidiaries are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of Ventas and the Subsidiaries.  Other than the financial statements or supporting schedules included or incorporated by reference in the Disclosure Package and the Prospectus, no other financial statements or supporting schedules are required to be included or incorporated by reference in the Disclosure Package and the Prospectus.

(xxxv)              Solvency.  Each of the Ventas Entities is and will be, immediately following the issuance of the Notes at the Closing Time, Solvent (as defined below).  None of the Ventas Entities is contemplating either the filing of a petition by it under any bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and none of the Ventas Entities has knowledge of any person contemplating the filing of any such petition against any of the Ventas Entities.  As used herein, “Solvent” shall mean, for any person on a particular date, that on such date (a) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (b) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (c) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay as such debts and liabilities mature, (d) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute an unreasonably small capital and (e) such person is able to pay its debts as they become due and payable.

(xxxvi)             Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, including, but not limited to, the most recent Annual Report of Ventas on Form 10-K filed with the Commission (the “Annual Report”) and each Current Report of Ventas on Form 8-K, in each case filed with the Commission since the end of the fiscal year to which the Annual Report relates, and Ventas’s Proxy Statement for the 2012 Annual Meeting of Stockholders, prior to the Execution Time, when they became effective or at the time they were or hereafter are filed with the Commission (the “Incorporated Documents”), complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and, when read together with the other information in each of the Disclosure Package and the Prospectus, at the Applicable Time and at the Closing Time, do not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

(xxxvii)            No Stabilization or Manipulation.  None of Ventas or any Subsidiary or, to the best of its knowledge, any of their directors, officers or affiliates has taken or will take, directly or indirectly, any action designed to, or that would reasonably be expected to, cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(xxxviii)           Distribution.  Except as described in the section of the preliminary prospectus and Prospectus entitled “Underwriting,” there are no contracts, agreements or understandings between Ventas or any Significant Subsidiary and any other person that would give rise to a valid claim against Ventas, any Significant Subsidiary or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Notes.

(xxxix)             Statistical and Other Data.  All (A) statistical and market-related data and (B) data (including financial information) with respect to Kindred Healthcare Inc., Brookdale Senior Living Inc., Sunrise Senior Living, Inc., Nationwide Health Properties, Inc. (“NHP”) or Atria Senior Living Group, Inc. and One Lantern Senior Living Inc (together, “Atria”) included in each of the Disclosure Package and the Prospectus are based on or derived from sources that the Ventas Entities reasonably believe to be accurate in all material respects or represent the Ventas Entities’ good faith estimates that are made on the basis of data derived from sources the Ventas Entities reasonably believe to be reliable and accurate in all material respects.

(xl)                    No Default Under Note Documents, Etc.  As of the Closing Time, there will exist no event or condition that would constitute a default or an event of default under any of the Note Documents.  The Note Documents will conform in all material respects to the respective statements relating thereto contained in each of the Disclosure Package and the Prospectus.

(xli)                   Sarbanes-Oxley Compliance.  Ventas is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002.

(xlii)                  No Unlawful Payments.  None of the Ventas Entities nor, to the knowledge of the Ventas Entities, any director, officer, agent or employee of the Ventas Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Ventas Entities and, to the knowledge of the Ventas Entities, their affiliates have conducted their business in compliance in all material respects with the FCPA.  “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(xliii)                 No Conflict with Money Laundering Laws.  The operations of the Ventas Entities and their Subsidiaries are in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions

Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Ventas Entities and their Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Ventas Entities, threatened.

(xliv)                No Conflict with OFAC Laws.  None of the Ventas Entities or their Subsidiaries nor, to the knowledge of the Ventas Entities, any director, officer, agent, employee or affiliate of the Ventas Entities or any of their Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Ventas Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b)           Officer’s Certificates.  Any certificate signed by any officer of any of the Ventas Entities addressed and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Ventas Entities to the Underwriters as to the matters covered thereby.  The Ventas Entities acknowledge that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 5 hereof, counsel to the Ventas Entities and counsel to the Underwriters will rely upon the accuracy of the foregoing representations, and the Ventas Entities hereby consent to such reliance.

SECTION 2.             Sale and Delivery to the Underwriters; Closing; Representations and Warranties and Covenants of the Underwriters.

(a)           Purchase and Sale.  Delivery of the Notes to be purchased by the Underwriters and payment therefor shall be made at the offices of Cahill Gordon & Reindel LLP (or such other place as shall be agreed upon by the Ventas Entities and the Representatives) at 9:00 a.m. New York time, on April 17, 2012, or such other time and date, as the Representatives and the Ventas Entities shall agree (the time and date of such closing are called the “Closing Time”).  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Issuers the respective aggregate principal amount of Notes set forth opposite their names on Schedule A.  The purchase price per Note to be paid by the several Underwriters to the Company shall be equal to 98.864% of the principal amount thereof, plus accrued and unpaid interest, if any, from April 17, 2012 to the Closing Time.

(b)           Public Offering of the Notes.  The Representatives hereby advise the Ventas Entities that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(c)           Payment for the Notes.  Payment for the Notes shall be made at the Closing Time by wire transfer of immediately available funds to the order of the Ventas Entities.  It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes.

(d)           Delivery of the Notes.  Delivery of the Notes shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(e)           Delivery of Prospectus to the Underwriters.  Not later than 10:00 a.m. on the second business day following the date the Notes are first released by the Underwriters for sale to the public, to the extent required, the Ventas Entities shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

SECTION 3.             Covenants of the Ventas Entities and of the Underwriters.  The Ventas Entities, jointly and severally, covenant with the Underwriters and, as applicable, the Underwriters covenant with the Ventas Entities as follows:

(a)           Representatives’ Review of Proposed Amendments and Supplements.  During the period beginning on the Applicable Time and ending on the later of the Closing Time or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, disregarding any exemption pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Ventas Entities shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Ventas Entities shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object within a reasonable time.

(b)           Securities Act Compliance.  After the date of this Agreement, the Ventas Entities shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments or requests for additional or supplemental information from the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any receipt by the Ventas Entities of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes.  The Ventas Entities shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use.  If the Commission shall enter any such stop order or issue any such notice at any time, the Ventas Entities will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest practicable moment, or, subject to Section 3(a) hereof, will file an amendment to the Registration Statement or will file a new registration statement and use its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.  Additionally, the Ventas Entities agree that they shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder.

(c)           Exchange Act Compliance.  During the Prospectus Delivery Period, the Ventas Entities will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d)           Final Term Sheet.  The Ventas Entities will prepare a final term sheet containing solely a description of the Notes, including the price at which the Notes are to be sold to the public, in a form attached hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(e)           Permitted Free Writing Prospectuses.  The Ventas Entities represent, jointly and severally, that they have not made, and agree that, unless they obtain the prior written consent of the Representatives, they will not make, any offer relating to the Notes that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Ventas Entities with the Commission or retained by the Ventas Entities under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule B hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Ventas Entities agree that (i) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Ventas Entities consent to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Ventas Entities contemplated in Section 1(iv) hereof, or (iii) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with the Ventas Entities not to take any action without the Ventas Entities’ consent (which consent shall be confirmed in writing) that would result in the Ventas Entities being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that would not be required to be filed by the Ventas Entities thereunder but for the action of the Underwriter.

(f)            Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters.  If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the reasonable judgment of the Ventas Entities or their counsel it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with applicable law, including in connection with the delivery of the Prospectus, the Ventas Entities agree to (i) notify the Representatives of any such event or condition and (ii) upon reasonable notice to the Representatives, promptly prepare (subject to Sections 3(a) and 3(e) hereof), file with the Commission (and use their reasonable best efforts to have any amendment to the Registration Statement or any new registration statement declared effective) and furnish at their own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with applicable law.

(g)           Copies of the Registration Statements and the Prospectus.  The Ventas Entities will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and, during the Prospectus Delivery Period, as many copies of each preliminary prospectus, the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representatives may reasonably request.

(h)           Blue Sky Qualifications.  The Ventas Entities agree to use their reasonable best efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect so long as required for the distribution of the Notes; provided, however, that the Ventas Entities shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which they are not so qualified or to subject themselves to taxation in respect of doing business in any jurisdiction in which they are not otherwise so subject.  In each jurisdiction in which the Notes have been so qualified, the Ventas Entities will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect so long as required for the distribution of the Notes.

(i)            Clear Market.  Without the prior written consent of the Representatives, the Ventas Entities will not, during the period starting on the date hereof and ending on the Closing Date, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any non-convertible debt securities of the Ventas Entities or any Subsidiary (other than as contemplated by this Agreement).

(j)            Use of Proceeds.  The Issuers will use the net proceeds from the sale of the Notes in the manner described in each of the Disclosure Package and the Prospectus under “Use of Proceeds.”

(k)           Periodic Reporting Obligations.  During the Prospectus Delivery Period, the Ventas Entities shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

(l)            Filing Fees.  The Ventas Entities agree to pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(m)          DTC.  The Ventas Entities will use their reasonable best efforts to obtain the approval of the Notes by DTC for “book-entry” transfer and agree to comply with all of their agreements set forth in its representation letters relating to the approval of the Notes by DTC for “book-entry” transfer.

(n)           Indenture.  The Indenture shall have been executed and delivered by the Ventas Entities, and the Underwriters shall have received copies, conformed as executed, thereof.

(o)           Delivery of Note Documents.  The Ventas Entities shall deliver to the Underwriters a true and correct copy of each of the Note Documents, together with all related agreements and all schedules and exhibits thereto.

SECTION 4.             Payment of Expenses.

(a)           Expenses.  The Ventas Entities, jointly and severally, will pay all costs, fees and expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, notarization (if necessary), and delivery to the Underwriters of the Note Documents, and such other documents as may be reasonably required in connection with the offering, purchase, sale, issuance or delivery of the Notes, (ii) the issuance, transfer and delivery of the Notes and the Guarantee to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Notes to the Underwriters, (iii) the fees and disbursements of the Ventas Entities’ counsel, accountants and other advisors, (iv) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto (provided that the Ventas Entities will only be responsible for paying costs, fees and expenses incurred under this clause (iv) in an aggregate amount not to exceed $5,000), (v) the preparation, printing and delivery to the Underwriters of such copies of the Disclosure Package and Prospectus (including financial statements and exhibits) and any amendments or supplements thereto, as may be reasonably requested for use in connection with the offering, (vi) the preparation, printing and delivery to the Underwriters of a reasonable number of copies of the Blue Sky Survey and any supplement thereto (not to exceed $10,000), (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (viii) the approval of the Notes by DTC for “book-entry” transfer, (ix) the rating of the Notes by rating agencies, (x) the performance by the Ventas Entities of their other obligations under the Note Documents (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement.

(b)           Termination of Agreement.  If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Ventas Entities agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

SECTION 5.             Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Ventas Entities contained in Section 1 hereof and in certificates of any officer of any Ventas Entity or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Ventas Entities of their covenants and other obligations hereunder, and to the following further conditions:

(a)           Compliance with Registration Requirements; No Stop Order.  For the period from and after effectiveness of this Agreement and prior to the Closing Time and, with respect to the Notes:

(i)      Ventas shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii)     The Final Term Sheet, and any other material required to be filed by Ventas pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433 by Rule 164(b);

(iii)    No stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and Ventas shall not have received from the

Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form; and

(b)           No Proceedings.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or authority that would, as of the Closing Time, prevent the issuance of the Notes; except as disclosed in each of the Disclosure Package and Prospectus, no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of the Ventas Entities, threatened against any Ventas Entity before any court or arbitrator or any governmental body, agency or official that is reasonably likely to have a Material Adverse Effect or to interfere with or adversely affect the issuance of the Notes or the Guarantee in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Note Documents; and no stop order preventing the use of the Registration Statement, the Disclosure Package, the Prospectus, or any amendment or supplement thereto shall be in effect.

(c)           No Material Liabilities, Events.

(i)            Since December 31, 2011, none of Ventas or any Subsidiary shall have had any material liabilities or obligations, direct or contingent, that were not set forth in Ventas’s consolidated balance sheet as of December 31, 2011 or in the notes thereto, incorporated by reference in the Base Prospectus, the preliminary prospectus and the Prospectus or otherwise described in the Disclosure Package and the Prospectus, other than the performance by Ventas of its obligations under ordinary course executory contracts that are not in default, that could not reasonably be expected to have a Material Adverse Effect and that are not required by GAAP, as modified by the Securities Act and the Exchange Act, to be disclosed on a regularly prepared balance sheet or in the notes thereto.  Since the respective dates as of which information is given in each of the Disclosure Package and the Prospectus, except as otherwise stated therein, (a) none of Ventas or any Subsidiary shall have (1) incurred any liability or obligation, direct or contingent, that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there shall not have been any event or development in respect of the business or condition (financial or otherwise) of Ventas and the Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect and (c) there shall not have been any adverse change in the long-term debt of Ventas or any of the Subsidiaries or in the authorized capitalization of Ventas; and

(ii)           There shall not have occurred any downgrading, nor shall any notice have been given of (x) any intended or potential downgrading or (y) of any review for a possible change that does not indicate the direction of the possible change, in each case, in the rating accorded any securities of Ventas or any of its Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

(d)           Opinion of Counsel for the Ventas Entities.  At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of:

(i)            T. Richard Riney, general counsel for the Ventas Entities, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriters may reasonably request;

(ii)           Willkie Farr & Gallagher LLP, as counsel for the Ventas Entities, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibits A-2 and A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request; and

(iii)          Greenberg Traurig, LLP, as regulatory counsel for the Ventas Entities, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A-4 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(e)           Opinion of Counsel for the Underwriters.  At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, and a negative assurance letter, dated as of the Closing Time, of Cahill Gordon & Reindel LLP, counsel for the Underwriters in form and substance reasonably satisfactory to the Underwriters.

(f)            Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus and any amendment or supplement thereto, any material adverse change in the business, condition, financial or otherwise, results of operations, performance or properties of Ventas and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the Chief Executive Officer or President of Ventas and the Chief Financial Officer or Chief Accounting Officer of Ventas, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Ventas Entities in Section 1(a) hereof and the provisions in Sections 5(a)(i)-(iii) and, to the knowledge of the Ventas Entities, 5(c)(ii) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Ventas Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time.

(g)           Accountant’s Comfort Letter — Ventas.  At the Applicable Time, the Underwriters shall have received from Ernst & Young LLP, a letter, dated such date, in form and substance reasonably satisfactory to the Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of Ventas and the Subsidiaries and certain financial information relating to Ventas and the Subsidiaries contained in the Disclosure Package.

(h)           Bring-down Comfort Letter — Ventas.  At the Closing Time, the Underwriters shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(g) hereof, except that (i) it shall cover the financial information (including any pro forma presentation) relating to Ventas and its Subsidiaries in the Prospectus and any amendment or supplement to the Disclosure Package or the Prospectus and (ii) the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i)            Good Standing.  The Representatives shall have received on and as of the Closing Time satisfactory evidence of the good standing of the Ventas Entities in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(j)            Notes and Indenture.  The Notes and the Indenture shall be executed by each Ventas Entity in substantially the form previously delivered to the Underwriters.

(k)           Additional Documents.  At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Ventas Entities in connection with the issuance and sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(l)            Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Ventas Entities at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7 and 8 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.             Indemnification.

(a)           Indemnification of the Underwriters by the Ventas Entities.  Each of the Ventas Entities, jointly and severally, agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of the Underwriters and the agents, employees, officers and directors of any such controlling person as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (b) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of Ventas; and

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with the Underwriter Information.  This indemnity agreement will be in addition to any liability that the Ventas Entities may otherwise have, including, but not limited to, liability under this Agreement.

(b)           Indemnification of Ventas Entities, Directors and Officers.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Ventas Entities, each person, if any, who controls any Ventas Entity within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each of their respective agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions relating to such Underwriter, made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the information furnished by such Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus; provided that, with respect to the preceding clause, the Ventas Entities acknowledge that the only information furnished in writing by the Underwriters through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus is the statements contained in the fourth paragraph (other than the last sentence of that paragraph) and the sixth paragraph under the caption “Underwriting” in the Prospectus (the “Underwriter Information”).

(c)           [reserved.]

(d)           Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder, except to the extent it is materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Representatives, subject to the reasonable approval of the indemnifying party, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by Ventas, subject to the reasonable approval of the indemnifying party.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party; provided further, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Representatives in the case of Section 6(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could reasonably be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)           Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (2) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(f)            Other Agreements With Respect to Indemnification.  The provisions of this Section 6 shall not affect any agreement between the Ventas Entities with respect to indemnification.

SECTION 7.             Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Ventas Entities on the one hand and the Underwriters on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Ventas Entities on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Ventas Entities on the one hand and the Underwriters on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Issuers and the total discount received by the Underwriters, in each case as set forth in this Agreement, bear to the aggregate initial offering price of the Notes as set forth on the cover of the Prospectus.

The relative fault of the Ventas Entities on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Ventas Entities or the Underwriter Information and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Ventas Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.  The Underwriters’ obligations to contribute pursuant to this Section 7 shall be several in proportion to their respective purchase obligations hereunder and not joint.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each officer and director of each of the Underwriters, and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Underwriters, and each officer and director of any Ventas Entity, and each person, if any, who controls any Ventas Entity within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Ventas Entity.

The provisions of this Section 7 shall not affect any agreement among the Ventas Entities with respect to contribution.

SECTION 8.             Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, or in certificates of officers of the Ventas Entities or any of the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling person, or by or on behalf of Ventas, and shall survive delivery of the Notes to the Underwriters.

SECTION 9.             Termination of Agreement.

(a)           Termination; General.  The Underwriters may terminate this Agreement, by notice to Ventas, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, any Issuer Free Writing Prospectus,  any preliminary prospectus or Prospectus (exclusive of any amendment or supplement thereto), any material adverse change in the business, condition (financial or otherwise), results of operations, performance, properties or business prospects of Ventas and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Notes in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Ventas Entities has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof, and provided further that Sections 1, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect.

SECTION 10.          Default of One or More of the Several Underwriters.  If any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder at the Closing Time, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the principal amount of Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Underwriters with the consent of the non-defaulting Underwriters, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If any one or more of the Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased at the Closing Time, and arrangements satisfactory to the Underwriters and the Issuers for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party (other than defaulting Underwriters) except that the provisions of Sections 3, 4, 6 and 7 hereof shall at all times be effective and shall survive such termination.  In any such case, either the Underwriters or the Issuers shall have the right to postpone the Closing Time, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Disclosure Package or Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10.  Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11.          No Advisory or Fiduciary Responsibility.  Each of the Ventas Entities acknowledges and agrees on its behalf that:  (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Ventas Entities, on the one hand, and the Underwriters, on the other hand, and the Ventas Entities are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby the Underwriters are and have been acting solely as principals and are not the agents or fiduciaries of the Ventas Entities or their respective affiliates, stockholders, creditors or employees or any other party; (iii) the Underwriters have not assumed and will not assume an advisory or fiduciary responsibility in favor of the Ventas Entities with respect to any of the transactions contemplated hereby (irrespective of whether the Underwriters have advised or are currently advising the Ventas Entities on other matters) or any other obligation to the Ventas Entities with respect to such transactions except the obligations expressly set forth in this Agreement; (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Ventas Entities; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Ventas Entities have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Ventas Entities and the Underwriters, or any of them, with respect to the subject matter hereof.  The Ventas Entities hereby waive and release, to the fullest extent permitted by law, any claims that the Ventas Entities may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty in connection with the transactions contemplated hereby.

SECTION 12.          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, fax: 212-901-7881, attention: Debt Capital Markets Transaction Management/Legal, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, attention: William Hartnett; and notices to the Ventas Entities shall be directed to Ventas at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, attention: T. Richard Riney, General Counsel, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, attention: David Boston.

SECTION 13.          Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Ventas Entities and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Ventas Entities and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Ventas Entities and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Notes from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.          GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15.          Submission to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The Ventas Entities hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.          Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 17.          Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “Subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

SECTION 18.          Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

SECTION 19.          Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

SECTION 20.          Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

SECTION 21.          Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Ventas Entities, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to Ventas a counterpart hereof, whereupon this instrument, along with all counterparts (including via facsimile), will become a binding agreement between the Underwriters and the Ventas Entities in accordance with its terms.

Very truly yours,

VENTAS, INC.

By:	/s/ T. Richard Riney
Name: T. Richard Riney
Title: Executive Vice President, Chief Administrative Officer and General Counsel

VENTAS REALTY, LIMITED PARTNERSHIP

By: Ventas, Inc., its General Partner

By:	/s/ T. Richard Riney
Name: T. Richard Riney
Title: Executive Vice President, Chief Administrative Officer and General Counsel

VENTAS CAPITAL CORPORATION

By:	/s/ T. Richard Riney
Name: T. Richard Riney
Title: Executive Vice President and Associate Secretary

[Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
CREDIT AGRICOLE SECURITIES (USA) INC.
UBS SECURITIES LLC

For themselves and on behalf of the several Underwriters

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Doug Muller
Name: Doug Muller
Title: Managing Director

[Underwriting Agreement]

By:	CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Nicholas Leopardi
Name: Nicholas Leopardi
Title: Managing Director

[Underwriting Agreement]

By:	UBS SECURITIES LLC

By:	/s/ Christian Stewart
Name: Christian Stewart
	Title:	Managing Director
UBS Investment Bank

By:	UBS SECURITIES LLC

By:	/s/ Stephen Chang
Name: Stephen Chang
	Title:	Associate Director
UBS Investment Bank

[Underwriting Agreement]

SCHEDULE A

UNDERWRITERS	PRINCIPAL AMOUNT OF NOTES

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$114,000,000
Credit Agricole Securities (USA) Inc.	$114,000,000
UBS Securities LLC	$114,000,000
J.P. Morgan Securities LLC	$30,000,000
KeyBanc Capital Markets Inc.	$30,000,000
TD Securities (USA) LLC	$30,000,000
Wells Fargo Securities, LLC	$30,000,000
Barclays Capital Inc.	$24,000,000
Goldman, Sachs & Co.	$24,000,000
PNC Capital Markets LLC	$24,000,000
RBC Capital Markets, LLC	$24,000,000
Morgan Stanley & Co. LLC	$18,000,000
Fifth Third Securities, Inc.	$6,000,000
The Huntington Investment Company	$6,000,000
RBS Securities Inc.	$6,000,000
SMBC Nikko Capital Markets Limited	$6,000,000
Total	$600,000,000

Sch A-1

SCHEDULE B

Issuer Free Writing Prospectus

Schedule of Free Writing Prospectuses included in the Disclosure Package:

Final Term Sheet dated April 12, 2012

Sch B-1

Exhibit A-1

FORM OF OPINION OF THE VENTAS ENTITIES’ GENERAL COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(d)(i)(1)

(1)                                  To be substantially consistent with the opinion delivered on February 10, 2012.

A-1-1

Exhibit A-2

FORM OF OPINION OF THE VENTAS ENTITIES’ COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(d)(ii)(2)

(2)                                  To be substantially consistent with the opinion delivered on February 10, 2012.

A-2-1

Exhibit A-3

FORM OF TAX OPINION OF THE VENTAS ENTITIES’ COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(d)(ii)(3)

(3)                                  To be substantially consistent with the opinion delivered on February 10, 2012.

A-3-1

Exhibit A-4

FORM OF OPINION OF GREENBERG TRAURIG LLP
TO BE DELIVERED PURSUANT TO
SECTION 5(d)(iii)(4)

(4)                                  To be substantially consistent with the opinion delivered on February 10, 2012.

A-4-1